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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-64035), Form S-3 (No. 333-93577), Form S-3 (No. 333-84269), Form S-3 (No. 333-36950) and Form S-8 (No. 333-75366) of DOR BioPharma, Inc. of our report dated January 31, 2002, with respect to the consolidated financial statements of DOR BioPharma, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.

                      /s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 27, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS